Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE
Contacts
MEDIA	Brad Carmony 901-568-3088 bcarmony@unum.com
INVESTORS	Tom White 423-294-6300 tawhite@unum.com

Unum Group Completes Senior Notes Offering

CHATTANOOGA, Tenn. (May 21, 2020) - Unum Group (NYSE:UNM) announced today that it has completed an offering of $500 million aggregate principal amount of senior notes due in 2025 with an annual coupon rate of 4.500 percent. The net proceeds of the offering are expected to be used for general corporate and working capital purposes, which may include additional holding company liquidity.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC were joint active book-running managers.

A prospectus supplement, dated May 18, 2020, and the accompanying base prospectus, dated August 22, 2017, relating to the senior notes may be obtained by searching the company’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov or by visiting the “SEC Filings” page on the Investors section of the company’s website at www.investors.unum.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying base prospectus.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum Group (www.unum.com) provides a broad portfolio of financial protection benefits and services through the workplace, and is a leading provider of disability income protection worldwide. Through its Unum US, Unum UK, Unum Poland, and Colonial Life businesses, the company provides disability, life, accident, critical illness, dental and vision benefits that protect millions of working people and their families. Unum also provides leave and absence management services that streamline the leave experience for employers and employees, and stop-loss coverage to help self-insured employers protect against medical costs. Unum reported revenues of $12.0 billion in 2019 and provided $7.5 billion in benefits.

For more information, connect with us on Facebook (www.facebook.com/unumbenefits), Twitter (www.twitter.com/unumnews) and LinkedIn (www.linkedin.com/company/unum).

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Certain information in this news release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those not based on historical information, but rather relate to our outlook, future operations, strategies, financial results, or other developments and speak only as of the date made. These forward-looking statements, including statements about the use of proceeds, are subject to numerous assumptions, risks, and uncertainties, many of which are beyond our control. The following factors, in addition to other factors mentioned from time to time, may cause actual results to differ materially from those contemplated by the forward-looking statements: (1) the impact of the COVID-19 pandemic on our business, financial position, results of operations, liquidity and capital resources, and overall business operations; (2) sustained periods of low interest rates; (3) fluctuation in insurance reserve liabilities and claim payments due to changes in claim incidence, recovery rates, mortality and morbidity rates, and policy benefit offsets; (4) unfavorable economic or business conditions, both domestic and foreign, that may result in decreases in sales, premiums, or persistency, as well as unfavorable claims activity; (5) changes in, or interpretations or enforcement of laws and regulations; (6) a cyber attack or other security breach could result in the unauthorized acquisition of confidential data; (7) the failure of our business recovery and incident management processes to resume our business operations in the event of a natural catastrophe, cyber attack, or other event; (8) investment results, including, but not limited to, changes in interest rates, defaults, changes in credit spreads, impairments, and the lack of appropriate investments in the market which can be acquired to match our liabilities; (9) increased competition from other insurers and financial services companies due to industry consolidation, new entrants to our markets, or other factors; (10) changes in our financial strength and credit ratings; (11) our ability to develop digital capabilities or execute on our technology systems upgrades or replacements; (12) actual experience in the broad array of our products that deviates from our assumptions used in pricing, underwriting, and reserving; (13) availability of reinsurance in the market and the ability of our reinsurers to meet their obligations to us; (14) ability to generate sufficient internal liquidity and/or obtain external financing; (15) damage to our reputation due to, among other factors, regulatory investigations, legal proceedings, external events, and/or inadequate or failed internal controls and procedures; (16) effectiveness of our risk management program; (17) contingencies and the level and results of litigation; (18) ineffectiveness of our derivatives hedging programs due to changes in the economic environment, counterparty risk, ratings downgrades, capital market volatility, changes in interest rates, and/or regulation; (19) fluctuation in foreign currency exchange rates; and (20) recoverability and/or realization of the carrying value of our intangible assets, long-lived assets, and deferred tax assets.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Part 1, Item 1A “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2019, as updated or supplemented from time to time in subsequent filings. The forward-looking statements in this news release are being made as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.